UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2008

CANDELA CORPORATION

(Exactp Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02(e)                   Compensatory arrangements of certain officers

On August 4, 2008, the Compensation Committee of Candela Corporation’s Board of Directors approved a base salary increase for Paul R. Lucchese, Senior Vice President, General Counsel and Corporate Secretary to $250,000.  This salary increase will take effect retroactively to the anniversary date of his employment, which is July 17, 2008.

On August 7, 2008, the Compensation Committee of Candela Corporation’s Board of Directors approved a base salary increase for Robert E. Quinn to $216,388.  In addition, Mr. Quinn’s title will now be Vice President Finance, Treasurer & Corporate Controller.  Mr. Quinn’s salary increase will take effect on the anniversary of his employment, which is August 11, 2008.

Item 7.01               Regulation FD Disclosure.

On August 7, 2008, Candela Corporation issued a press release announcing that United States District Court for the Eastern District of Texas, Lufkin Division issued the Markman Ruling on August 6, 2008 in Candela’s patent lawsuit against Palomar Medical Technologies, Inc. (NASDAQ: PMTI). A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

The information in this Section, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits

A copy of the press release issued by Candela Corporation on August 7, 2008 is attached to this report.

SIGNATURES

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ Robert E. Quinn
Robert E. Quinn
Vice President, Finance, (principal financial and accounting officer)

Date:  August 8. 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Candela Corporation on August 7, 2008.